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                                                               EXHIBIT 10.7

                     PARTICIPATE.COM, INC. AND ALAN K. WARMS

                           AGREEMENT AND UNDERSTANDING



         This Agreement and Understanding (this "AU") is made and entered into as of September 16, 1999 (the "Effective Date"), by and between Participate.com, Inc., a Delaware corporation (the "Company"), and Alan K. Warms, an individual ("Founder"). For purposes of this AU, unless otherwise specified, the term "Company" shall include Participate.com, L.L.C. and Extranet Solutions, L.L.C., as predecessors in interest to Participate.com, Inc.

                                   RECITALS

         WHEREAS, the Company is currently in the process of changing the legal form of its business from that of a Delaware limited liability company to a Delaware corporation (the "Conversion") and issuing shares of its Series B Preferred Stock to certain investors after the consummation of the Conversion (the "Series B Financing"); and

         WHEREAS, the Company and Founder wish to clarify and confirm their agreement and understanding with respect to certain matters relating to Founder's employment with the Company.

         NOW, THEREFORE, the parties agree and acknowledge the following:

         1. As of the Effective Date, the Company shall pay Founder as compensation for his services a base salary at the annualized rate of one hundred and fifty thousand dollars ($150,000). Such salary shall be paid periodically in accordance with normal Company payroll practices and shall be subject to the usual, required withholding. Founder's compensation shall be set by the Company's Board of Directors.

         2. Founder agrees that, in the event Founder's service to the Company terminates for any reason, Founder will not

               (a) directly or indirectly engage in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director, or otherwise), nor have any ownership interest in or participation in the financing, operation, management or control of, any person, firm, corporation or business that competes with the Company or is a customer of the Company during the twelve (12) month period following such termination and

               (b) either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity during the twelve (12) month period following such termination.

               Notwithstanding the foregoing, in the event Founder's service to the Company is terminated by the Company without "Cause" (as defined below), then the Company agrees to pay Founder his then current base salary, less applicable withholding, for twelve (12) months from the date of such termination, in accordance with the Company's payroll practices.

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               For the purposes of this Section 2, "Cause" is defined as (i)
conviction of a crime that has a material effect on the business of the Company or (ii) commitment of an act of gross or willful negligence (in which case Founder will have a period of thirty (30) days to cure such negligence, and at least three quarters of the Board of Directors of the Company must vote in concurrence that such act has occurred and has not been timely cured)

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first above set forth.

                                       PARTICIPATE.COM, INC.



                                       By:
                                          --------------------------------------
                                             [NAME]
                                             [TITLE]



                                       NAME



                                       -----------------------------------------
                                       Alan K. Warms


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